May 19, 2005

Dejour Enterprises Ltd.

#1100 – 808 West Hastings Street

Vancouver, B.C.   V6C 2X4

Re:  Dejour Enterprises Ltd. – Form 20-F Registration Statement

Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form 20-F Registration Statement – dated May 19, 2005, of the following:

•

Our report to the shareholders of Dejour Enterprises Ltd. dated February 10, 2005 on the financial statements of the Company as at December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002.

Yours truly,

“Dale Matheson Carr-Hilton LaBonte”

Dale Matheson Carr-Hilton LaBonte

Chartered Accountants

Vancouver, British Columbia